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WEINICK, SANDERS & CO. LLP
CERTIFIED PUBLIC ACCOUNTANTS



                                                            1515 BROADWAY
                                                       NEW YORK, N.Y. 10036-5788
                                                             212-869-3333
                                                           FAX 212-764-3060


                     CONSENT OF WEINICK, SANDERS & CO. LLP
                   (Independent Certified Public Accountants)



We consent to the use in Registration Statement of Nichi Capital, Ltd. on Form SB-2 under the Securities Act of 1933 of our report dated March 21, 1997, except for Note 1, as to which the date was April 2, 1997, Note 5 as to which the date is August 4, 1997, and Note 6 for which the dates are July 25, 1997 and August 11, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus.



                                               WEINICK, SANDERS & CO. LLP


                                               WEINICK, SANDERS & CO. LLP
                                               Certified Public Accountants




New York, N.Y.
October 2, 1997



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